UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

February 10, 2020

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 10, 2020 (the “Closing Date”), Agile Therapeutics, Inc. (the “Company”) entered into a Credit Agreement and Guaranty (the “Credit Agreement”) among the Company, the guarantors from time to time party thereto (the “ Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, as a Lender and as Administrative Agent for the Lenders (“Perceptive”). Pursuant to the Credit Agreement, the Lenders will provide a senior secured delayed draw term loan facility (the “Facility”) to the Company in an aggregate principal amount of up to $35,000,000 in three separate tranches. The first tranche of $5,000,000 (the “Tranche A Loan”) was funded on the Closing Date. The second tranche of $15,000,000 (the “Tranche B Loan”) may be drawn at the Company’s option on or before March 31, 2020 subject to the Company receiving approval from the U.S. Food and Drug Administration (“FDA”) for its “AG200-15” product candidate (“Twirla”). The third tranche of $15,000,000 (the “Tranche C Loan” and collectively with the Tranche A Loan and any Tranche B Loan, the “Loans”) may be drawn at the Company’s option on or before December 31, 2021 (the “Drawing Date”) provided that product revenue related to sales of Twirla for the twelve consecutive calendar months most recently ended prior to the Drawing Date shall not be less than $20,000,000. Proceeds of the Facility will be used to provide additional working capital and for general corporate purposes.

On the Closing Date, the Company paid to the Lenders a fee equal to 1.0% of the aggregate principal amount of all Loans available under the Facility.

The Facility will mature on the fourth anniversary of the Closing Date. The outstanding principal amount of the Loans will be due and payable on the maturity date. The outstanding principal amount of the Loans will accrue interest at an annual rate equal to the London Interbank Offered Rate for one-month deposits (“LIBOR”) plus 10.25% (the “Applicable Margin”), provided that LIBOR shall not be less than 1.5%. The Credit Agreement provides for interest-only payments until the third anniversary of the Closing Date. Thereafter, the Company will make monthly amortization payments in an amount equal to 1.5% of the principal amount of the Loans drawn under the Facility. At the end of the term of the Loans (whether at maturity, by prepayment in full or otherwise), the Company shall make a final payment to Perceptive in the amount of the entire unpaid balance of the Loans.

The Company may prepay the Loans in whole or in part. Any such prepayment of the Loans is subject to a prepayment fee of 10.0% if such prepayment occurs on or prior to the first anniversary of the Closing Date; 8.0% if such prepayment occurs after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date; 4.0% if such prepayment occurs after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date; and 2.0% if such prepayment occurs after the third anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date. Upon the occurrence and during the continuance of any Event of Default (as defined in the Credit Agreement), the Applicable Margin on the principal amount of the Loans outstanding shall automatically increase by 3.0% per annum.

The obligations under the Credit Agreement are secured by a first priority security interest on all of the existing and after acquired tangible and intangible assets of the Company.

The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customary for similar financings. The affirmative covenants, among other things, require the Company and the Guarantors to undertake various reporting and notice requirements, maintain insurance and all regulatory approvals, material agreements, material intellectual property and other rights, interests or assets (whether tangible or intangible) reasonably necessary for the operations of the Company’s and the Guarantors’ business. The negative covenants restrict or limit the ability of the Company and the Guarantors to, among other things and subject to certain exceptions contained in the Credit Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes, such as mergers or acquisitions, or changes to the Company’s or the Guarantors’ business activities; make certain investments or restricted payments; change its fiscal year; pay dividends; repay other certain indebtedness; engage in certain affiliate transactions; or enter into, amend or terminate any other agreements that has the impact of restricting the Company’s ability to make loan repayments under the Credit Agreement. The Credit Agreement also contains certain financial covenants in respect of maintaining a minimum cash balance of $3,000,000 and receiving minimum net revenue for the trailing 12-month period in amounts set forth in the Credit Agreement.

The Credit Agreement contains Events of Default, which include, among others, non-payment of principal, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, certain regulatory-related events and events constituting a change of control. The occurrence of an Event of Default could result in, among other things, the declaration that all outstanding principal and interest under the Loans are immediately due and payable in whole or in part.

In connection with the Credit Agreement, the Company issued to Perceptive two warrants to purchase a total of 1,400,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The first warrant is exercisable for 700,000 shares of Common Stock at an exercise price of $3.74 per share (the “First Warrant”). The second warrant is exercisable for 700,000 shares of Common Stock at an exercise price of $4.67 per share (the “Second Warrant”, and together with the First Warrant, the “Warrants”). The Warrants are exercisable until the seventh anniversary of the Closing Date and contain anti-dilution provisions and other warrant holder protections.

Perceptive Life Sciences Master Fund, Ltd., an affiliate of Perceptive Credit Holdings III, LP, is a significant stockholder of the Company.

The foregoing descriptions of the Credit Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and Warrants, copies of which are filed as Exhibits 10.1, and 4.1 and 4.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Facility set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Warrant set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued to Perceptive the Warrant in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company relied on this exemption from registration based in part on the representations made by Perceptive, including the representations with respect to Perceptive’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Perceptive’s investment intent.

Item 7.01	Regulation FD Disclosure

On February 10, 2020, the Company issued a press release announcing its entry into the Credit Agreement and issuance of the Warrant.  The Company also announced an update on the status of its clinical trial of Twirla.  The Company is furnishing herewith a copy of the press release, which is attached hereto as Exhibit 99.1.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 7.01 (including Exhibit 99.1 attached hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
4.1	Warrant Agreement between Agile Therapeutics, Inc. and Perceptive Credit Holdings III, LP, dated as of February 10, 2020.
4.2	Warrant Agreement between Agile Therapeutics, Inc. and Perceptive Credit Holdings III, LP, dated as of February 10, 2020.
10.1	Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of February 10, 2020.
99.1	Agile Therapeutics, Inc. Press Release dated February 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: February 12, 2020	By:	/s/ Alfred Altomari
Name: Alfred Altomari
Title: Chairman and Chief Executive Officer